Exhibit 99.(a)(3)


                              ARTICLES OF AMENDMENT

         THE LAZARD FUNDS, INC., a Maryland corporation having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The charter of the Corporation is hereby amended by redesignating the issued and unissued shares of Retail Common Stock of each of its Portfolios as Open Common Stock of the respective Portfolios, as follows:

Old Designation                                         New Designation
---------------                                         ---------------

Lazard Bantam Value Portfolio - Retail Common Stock     Lazard Bantam Value Portfolio - Open Common Stock

Lazard Bond Portfolio - Retail Common Stock             Lazard Bond Portfolio - Open Common Stock

Lazard Emerging Markets Portfolio - Retail Common       Lazard Emerging Markets Portfolio - Open Common Stock
Stock

Lazard Emerging World Funds Portfolio - Retail Common   Lazard Emerging World Funds Portfolio - Open Common
Stock                                                   Stock

Lazard Equity Portfolio - Retail Common Stock           Lazard Equity Portfolio - Open Common Stock

Lazard Global Equity Portfolio - Retail Common Stock    Lazard Global Equity Portfolio - Open Common Stock

Lazard International Equity Portfolio - Retail Common   Lazard International Equity Portfolio - Open Common
Stock                                                   Stock

Lazard International Fixed-Income Portfolio - Retail    Lazard International Fixed-Income Portfolio - Open
Common Stock                                            Common Stock

Lazard International Small Cap Portfolio - Retail       Lazard International Small Cap Portfolio - Open Common
Common Stock                                            Stock

Lazard Small Cap Portfolio - Retail Common Stock        Lazard Small Cap Portfolio - Open Common Stock

Lazard Strategic Yield Portfolio - Retail Common Stock  Lazard Strategic Yield Portfolio - Open Common Stock

         SECOND: The foregoing amendment to the charter of the Corporation was approved by a majority of the entire Board of Directors; the foregoing amendment is limited to a change expressly permitted by Section 2-605 of Title II of Subtitle 6 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation; and the Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

         IN WITNESS WHEREOF, The Lazard Funds, Inc. has caused these presents to be signed in its name and on its behalf by its duly authorized officer who acknowledges that these Articles of Amendment are the act of the Corporation, that to the best of his knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles are true in all material respects, and that this statement is made under the penalties of perjury.

                                                    THE LAZARD FUNDS, INC.



                                                    By: /s/ Norman Eig
                                                        -----------------
                                                        Norman Eig
                                                        President

WITNESS:



/s/ William G. Butterly, III
-----------------------------
William G. Butterly, III
Secretary








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